SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported)       JULY 6, 1999
                                                --------------------------------

                              PSI INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

       Florida                        0-29802                    59-2736501
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(State or other jurisdiction      (Commission File              (IRS Employer
     or incorporation)             Number)                   Identification No.)

                1160 B South Rogers Circle, Boca Raton, FL 33487
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          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code           (561) 997-1133
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         The Company expects to take a very significant charge against earnings as a result of a recent International Trade Commission (the "ITC") ruling that prohibits the sale of single use cameras, and, therefore, causes a severe devaluation of the Company's inventory. The Company's management has elected to exit the ancillary distribution business and will record certain one-time charges and reserves related to the disposal of that inventory.

         The Company has also announced that it has discovered certain accounting irregularities, which will necessitate additional charges against income. The Company's Board of Directors has established an independent committee to further investigate these irregularities.

         The total amount of the charges, which is believed to be material, has not yet been determined. Timely disclosure will be made when the amount of charges can be calculated.

ITEM 7.  EXHIBITS

 99.1    Press Release dated July 6, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PSI INDUSTRIES, INC.

                                  By: \s\ BENJAMIN COHEN
                                     ----------------------------------
                                      Benjamin Cohen, Chief Executive Officer,
                                      President and Chairman of the Board
                                      of Directors

DATED: July 8, 1999


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                                 EXHIBIT INDEX

EXHIBIT              DESCRIPTION
-------              -----------
 99.1                Press release dated July 6, 1999